UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rod Keller Jr. as Chief Executive Officer

On February 21, 2013, Rod Keller Jr., Chief Executive Officer of T3 Motion, Inc. (the “Company”), notified the Company’s board of directors that he was terminating his employment relationship with the Company to pursue other interests. Mr. Keller has advised that he will continue to work with the Company for the next 60 days in order to assist with the transition as the Company and was retaining his seat on the Company’s Board of Directors. William Tsumpes will assume the role of Chief Executive Officer and interim Chief Financial Officer.

Appointment of William Tsumpes as Chief Executive Officer and interim Chief Financial Officer:

On February 22, 2013, the Company’s Board of Directors appointed William Tsumpes as Chief Executive Officer and interim Chief Financial Officer. The Company and Mr. Tsumpes have not entered into a formal employment agreement. Mr. Tsumpes will earn an annual salary of $52,000.

Mr. Tsumpes was elected as a Director of the Company on December 31, 2012. He has served as the Chief Executive Officer and President of AirNET Data Corporation, an international provider of wholesale cellular data services, since he founded the company in July 2008. He also serves as the Chief Executive Officer and President of Seaguard Electronics, LLC, a manufacturer of custom electronics for use in the professional security and automotive industries, since he founded the company in January 1994.

A copy of the press release announcing the appointment contained herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

99.1	Press Release dated February 26, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: February 26, 2013	By:	/s/ William Tsumpes
Name: William Tsumpes
Title: Chief Executive Officer

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EXHIBIT INDEX

No.	Description

99.1	Press Release dated February 26, 2013.

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